Filed Pursuant to Rule 424(b)(5)

Registration No. 333-223262

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common stock, $0.0001 par value per share	17,825,000(2)	$11.32	$201,779,000	$26,191
Warrants to purchase common stock	2,866,961	$11.32(3)	— (3)	— (3)
Total	—	—	$201,779,000	$26,191

(1)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s Registration Statement on Form S-3 (File No. 333-223262) on February 27, 2018 was deferred pursuant to Rule 456(b) and 457(r) under the Securities Act and is paid herewith.

(2)	Includes 2,325,000 shares that the underwriters have an option to purchase and 2,866,961 shares that are issuable upon the exercise of warrants referenced below.
(3)

Represents the sum of the per-warrant sales price of $11.3199 and the exercise price of $0.0001 per share issuable pursuant to the warrants. Pursuant to Securities and Exchange Commission staff interpretation, the entire fee is allocated to the common stock underlying the warrants.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 27, 2018)

12,633,039 Shares of Common Stock

Pre-Funded Warrants to Purchase 2,866,961 Shares of Common Stock

We are offering 12,633,039 shares of our common stock and, to certain investors that so choose, pre-funded warrants to purchase 2,866,961 shares of our common stock. The purchase price of each pre-funded warrant equals the price per share at which shares of our common stock are being sold to the public in this offering, minus $0.0001 multiplied by the number of shares subject to the warrant, and the exercise price of each pre-funded warrant equals $0.0001 per share. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such pre-funded warrants.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ATRA.” On May 26, 2020, the last reported sale price of our common stock on The Nasdaq Global Select Market was $11.32 per share. We do not intend to list the pre-funded warrants on The Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system.

	Per Share	Per Pre-Funded Warrant Share	Total
Public Offering Price	$11.3200	$11.3199	$175,459,713
Underwriting Discounts and Commissions(1)	$0.6792	$0.6792	$10,527,600
Proceeds to Atara Biotherapeutics, Inc. (before expenses)	$10.6408	$10.6407	$164,932,113

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days to purchase up to 2,325,000 additional shares of our common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about May 29, 2020. The pre-funded warrants are expected to be delivered on or about May 29, 2020.

Citigroup	Cowen	Evercore ISI

Mizuho Securities		Canaccord Genuity

May 26, 2020

We have not authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, which together we sometimes refer to generally as the prospectus, or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares of our common stock and pre-funded warrants offered hereby, but only in circumstances and in jurisdictions where it is lawful to so do. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock or pre-funded warrants.

For investors outside the United States: neither we nor any of the underwriters have done anything that would permit this offering or the possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection

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with this offering must inform themselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

About This Prospectus Supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and pre-funded warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement. The second part is the accompanying prospectus dated February 27, 2018, which includes the documents incorporated by reference therein and provides more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein and any additional information described under the heading “Where You Can Find More Information.”

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our securities. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully (including the documents incorporated by reference herein and therein), especially the “Risk Factors” section beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our securities. Unless the context otherwise requires, we use the terms “Atara,” “Atara Biotherapeutics,” “Atara Bio,” “Company,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectus to refer to Atara Biotherapeutics, Inc. and, where appropriate, our consolidated subsidiaries.

Overview

We are a pioneer in T-cell immunotherapy, leveraging our novel allogeneic Epstein-Barr virus, or EBV, T-cell platform to develop transformative therapies for patients with severe diseases, including solid tumors, hematologic cancers and autoimmune disease. With our lead program in Phase 3 clinical development, Atara is the most advanced allogeneic T-cell immunotherapy company and intends to rapidly deliver off-the-shelf treatments to patients with high unmet medical need. Our platform leverages the unique biology of EBV T cells and has shown the potential capability to progress the treatment of a wide range of EBV-associated diseases or other severe diseases through incorporation of engineered chimeric antigen receptors, or CARs, or T-cell receptors, or TCRs. We are applying this one platform to create a robust pipeline. Our strategic priorities are:

•

Tab-cel®: Our most advanced T-cell immunotherapy, tab-cel® (tabelecleucel), currently in Phase 3 development for patients with EBV-associated post-transplant lymphoproliferative disease, or EBV+ PTLD, who have failed rituximab or rituximab plus chemotherapy, as well as other EBV-associated hematologic malignancies and solid tumors;

•	ATA188: T-cell immunotherapy targeting EBV antigens believed to be important for the potential treatment of multiple sclerosis;

•	ATA2271/ATA3271: CAR T immunotherapy targeting mesothelin, with autologous (ATA2271) to allogeneic (ATA3271) development planned; and

•	ATA3219: Allogeneic CAR T targeting CD19 as proof-of-concept for our next generation technologies and EBV T-cell CAR T platform.

Our T-cell immunotherapy platform includes the capability to progress both allogeneic and autologous programs and is potentially applicable to a broad array of targets and diseases. Our off-the-shelf, allogeneic T-cell platform allows for rapid delivery of a T-cell immunotherapy product manufactured in advance of patient need and stored in inventory, with each manufactured lot of cells providing therapy for numerous potential patients. This differs from autologous treatments, in which each patient’s own cells must be extracted, genetically modified outside the body and then delivered back to the patient, and requires a complex logistics network. For our allogeneic programs, we select the appropriate set of cells for use based on a patient’s unique immune profile. In addition, our manufacturing facility is capable of producing multiple types of therapies and Atara MatchMe™, our proprietary T-cell order management platform, is being developed to select and deliver the most appropriate treatments to the healthcare teams caring for patients.

Pipeline

Tab-cel®

Atara’s most advanced T-cell immunotherapy, tab-cel®, is in Phase 3 development for the treatment of patients with EBV+ PTLD who have failed rituximab or rituximab plus chemotherapy. Based on our market research, we estimate there were several hundred EBV+ PTLD patients who failed rituximab or rituximab plus chemotherapy in the U.S. in 2018. Tab-cel® is also under development for other EBV-associated hematologic malignancies and solid tumors through a multi-cohort study, and for nasopharyngeal carcinoma, or NPC, in a separate clinical study.

While clinical study operations and the opening of additional Phase 3 study sites in the United States, Canada and Europe have been impacted by the spread of COVID-19, at this time most sites remain open for patient enrollment, and we believe we remain on track to initiate a biologics license application, or BLA, submission for patients with EBV+ PTLD in the second half of 2020. We plan to discuss the totality of tab-cel® data with the U.S. Food and Drug Administration, or the FDA, in a pre-BLA meeting prior to initiating the BLA submission. We remain in discussions with the European Medicines Agency, or EMA, and have submitted a Pediatric Investigation Plan, or PIP, to EMA. Following an agreement with EMA on the PIP, we plan to submit a tab-cel® EU marketing authorization application for patients with EBV+ PTLD in 2021.

In 2019, after discussion and alignment with regulators, we combined MATCH and ALLELE into a single study (which we now refer to as the ALLELE study) that now consists of a hematopoietic cell transplants, or HCT, cohort for EBV+ PTLD patients who have failed rituximab and a single solid organ transplant, or SOT, cohort for EBV+ PTLD patients who have failed rituximab with both chemotherapy and non-chemotherapy prior treatment experience. Additionally, we expect to expand the ALLELE study geographically to include clinical sites outside the U.S. We have submitted clinical trial applications, or CTAs, to several European countries to enable opening European clinical sites in 2020, and our CTAs in United Kingdom, Spain, France and Austria have been approved.

We expect to pursue development of tab-cel® in earlier lines of therapy, including in our planned Phase 2 multi-cohort study. Based on clinical data from treating a variety of ultra-rare EBV+ diseases, we expect to initiate enrollment in this study, including up to six additional ultra-rare EBV+ patient populations, in the second half of 2020.

Our Phase 1/2 study of tab-cel® in combination with Merck’s anti-PD-1 (programmed death receptor-1) therapy, KEYTRUDA® (pembrolizumab), in patients with platinum-resistant or recurrent EBV-associated NPC enrolled the final planned patient in the Phase 1b part of the study in February 2020. Based on our market research, we estimate the incidence during 2018 of NPC in the U.S., United Kingdom, France, Germany, Italy and Spain was collectively approximately 3,800 patients and approximately 71,000 patients in East Asia. Our study is designed to address a sub-population of the total incidence of this disease.

ATA188

Atara is also developing ATA188, a T-cell immunotherapy targeting EBV antigens believed to be important for the potential treatment of multiple sclerosis, or MS. In the fourth quarter of 2017, we initiated an open label, single arm, multi-center, multi-national Phase 1 study with allogeneic ATA188 for patients with progressive MS, or PMS. The primary objective of this Phase 1 study is to assess the safety of ATA188 in patients followed for at least one year after the first dose. Key secondary endpoints in the study include measures of clinical improvement, using recognized scales for MS symptoms, function and disability including Expanded Disability Status Scale, or EDSS, Fatigue Severity Score, MS Impact Scale-29 (physical), Timed 25-Foot Walk (T25FW), 9-Hole Peg Test, 12-Item MS Walking Scale (MSWS-12) and Visual Acuity. Patients were treated across four dose-escalating cohorts (5 x 106, 1 x 107, 2 x 107 and 4 x 107 cells), with six patients each in cohorts 1-3 and seven patients in cohort 4.

Enrollment for the fourth and final Phase 1 dose escalation cohort was completed in the third quarter of 2019. In May 2020, we presented six-month clinical results from our Phase 1 study of ATA188 for the treatment of progressive MS for the dose-escalating cohorts 1-4 and 12-month clinical results for cohorts 1-3 in a late-breaking electronic poster at the 6th Congress of the European Academy of Neurology, or EAN. See also “—Recent Developments—ATA188 Phase 1a Data” for more information on the data presented. We expect to present 12-month cohort 4 data in the second half of 2020. Following a six-month assessment of patients in cohort 3 of this study, we selected the cohort 3 dose to initiate the randomized, placebo-controlled Phase 1b study.

ATA2271/ATA3271

Atara’s pipeline includes next-generation CAR T immunotherapies for patients with hematologic malignancies and solid tumors, including ATA2271 and ATA3271 targeting mesothelin, which are partnered with Memorial Sloan Kettering Cancer Center, or MSK.

We have prioritized our mesothelin-targeted next-generation CAR T program, which consists of ATA2271 and ATA3271. Results from an academic program run by our collaborators at MSK have demonstrated that regionally-delivered mesothelin-targeted, 1st generation autologous CAR T cells were well tolerated and showed encouraging anti-tumor activity in combination with pembrolizumab, a PD-1 checkpoint inhibitor. These collaborator results support our planned development of ATA2271, a next-generation, mesothelin-targeted autologous CAR T immunotherapy using MSK’s novel 1XX CAR signaling domain and PD-1 dominant negative receptor, or DNR, checkpoint inhibition technologies for patients with mesothelin-associated solid tumors. We expect our collaborators at MSK to submit an investigational new drug, or IND, application to the FDA for ATA2271 for patients with advanced mesothelioma in the second or third quarter of 2020. Data from IND-enabling studies for ATA2271 are expected to be presented at an appropriate forum in the second quarter of 2020. Additional clinical data for the first-generation academic program from MSK are expected to be presented in an upcoming forum in the second half of 2020. In parallel, we have initiated IND-enabling studies for an allogeneic version of this mesothelin CAR T program, ATA3271.

ATA3219

We are also developing ATA3219, an off-the-shelf allogeneic CAR T immunotherapy targeting CD19 for patients with B-cell lymphomas, to serve as a potential proof-of-concept for our next generation technologies and allogeneic EBV CAR T platform, and we have initiated IND-enabling studies for this program.

In February 2020, an academic off-the-shelf, allogeneic CD19 CAR T clinical study using an EBV T-cell construct for patients with relapsed/refractory B-cell malignancies was presented at the 2020 Transplantation and Cellular Therapy (TCT) Meetings. Findings from this study provide initial clinical proof-of-principle that an EBV T-cell platform has the potential to generate off-the-shelf, allogeneic CAR T immunotherapies with high and durable responses, low risk of toxicity and that can be rapidly delivered to patients.

Additional Programs and Platform Expansion Activities

In addition to the prioritized programs described above, we have a number of preclinical programs. For example, in August 2018, we entered into a strategic collaboration with Moffitt. As part of this relationship, we agreed to collaborate with Moffitt to develop multi-targeted CAR T immunotherapies designed to address cancers with diverse cell types that often become resistant to treatment, such as acute myeloid leukemia, or

AML, (ATA2321) and B-cell malignancies (ATA2431), and to make certain milestone and royalty payments associated with the collaboration targets. In addition, the collaboration includes the use of novel CAR T intracellular co-stimulatory domains that may improve CAR T proliferation when responding to an appropriate antigen and enhance CAR T persistence by reducing T-cell exhaustion.

We believe our platform will have utility beyond the current set of targets to which it has been directed. We continue to evaluate additional product candidates, including those derived from collaborations with our partners. We expect to further research and develop additional cellular therapies, which may include T-cell programs targeted against other antigens as well as engineered T-cell immunotherapies such as CAR T-cell programs. We believe that viral antigens are well suited to adoptive immunotherapy given that people with normal immune systems are able to mount robust responses to these viral targets, but immunocompromised patients and some cancer patients are not. We also continue to evaluate opportunities to license or acquire additional product candidates or technologies to enhance our existing platform.

Recent Developments

ATA188 Phase 1a Data

In May 2020, we presented six-month clinical results from our Phase 1 study of ATA188 for the treatment of progressive MS for the dose-escalating cohorts 1-4 and 12-month clinical results for cohorts 1-3. These results, presented virtually in a late-breaking electronic poster at EAN showed that ATA188 was well-tolerated across all four dose cohorts, there was a higher proportion of patients showing sustained disability improvements with increasing dose, and sustained disability improvements seen at six months were maintained at 12 months in all three cohorts that have reached the 12-month time point in the study.

Composite scales of clinical outcome and of sustained disability improvement, or SDI, were evaluated in patients receiving all six doses of ATA188, which includes cohorts 1-4 at six months (n=24) and cohorts 1-3 at 12 months (n=17). Sustained Disability Improvement is defined as clinically significant improvement in Expanded Disability Status Scale, or EDSS, or timed 25-foot walk, or T25FW, observed on two consecutive time points.

All patients in cohorts 1-3 of this Phase 1 study showing SDI at six months, maintained improvement through 12 months. For a patient to achieve SDI, it was required that they have sustained improvement on a composite of clinically significant improvement in EDSS or T25FW, confirmed at consecutive time points. This means that to achieve SDI at six months, there had to be disability improvement at three months that was confirmed at six months, and to achieve SDI at 12 months, there had to be disability improvement at six months that was confirmed at 12 months. Additionally, a dose-related increase in the number of patients with SDI was observed.

Cohorts 1 and 2 each had one patient with SDI at six months while cohorts 3 and 4 each had two patients with SDI at 6 months. All patients in cohorts 1-3 with SDI at six months, maintained SDI at 12 months (cohort 4 patients have not yet reached the 12-month time point). Of note, in cohort 3, a third patient had SDI at 12 months. EDSS was the main driver of SDI.

A dose-related trend of a higher proportion of patients showing favorable clinical improvement through a second composite scale, designed to detect early signals of efficacy, was also observed. The second composite scale is an a priori classification of patient outcomes incorporating seven clinically recognized scales for MS symptoms, function, and disability. EDSS was also the main driver of favorable clinical improvement in the second composite scale. Both composite scales suggest a potential therapeutic response of ATA188 in the treatment of progressive forms of MS.

Two treatment-emergent serious adverse events, or SAEs, were reported. One cohort 3 patient experienced grade 2 SAE of muscle spasticity assessed unrelated to study treatment and one cohort 4 patient experienced grade 3 SAE of MS relapse seven days after dosing in the setting of ongoing upper respiratory tract infection symptoms and possible dental infection was assessed as possibly treatment-related and led to treatment discontinuation.

Impact of COVID-19 on Our Business

We are subject to risks and uncertainties as a result of the COVID-19 pandemic. The extent of the impact of the COVID-19 pandemic on our activities is highly uncertain and difficult to predict, as the response to the pandemic is continuing to evolve and new information becomes available. Capital markets and economies worldwide have also been negatively impacted by the COVID-19 pandemic, and it is possible that the pandemic could cause a prolonged local and/or global economic recession. Such economic disruption could have a material adverse effect on our business. Policymakers around the globe have responded with fiscal policy actions to support the healthcare industry and economy as a whole. The magnitude and overall effectiveness of these actions remains uncertain.

The severity of the impact of the COVID-19 pandemic on our activities will depend on a number of factors, including, but not limited to, the duration and severity of the pandemic and the extent and severity of the impact on our existing and planned clinical trials and collaboration activities and interactions with regulators, all of which are uncertain and cannot be predicted. Our future results of operations and liquidity could be adversely impacted by delays in existing and planned clinical trials and collaboration activities, difficulty in recruiting patients for these clinical trials, supply chain disruptions, delays or disruptions in our interactions with regulatory authorities such as the FDA and EMA, the potential negative impacts on employees and the potentially adverse impact of any initiatives or programs that we may undertake to address financial and operational challenges. The extent to which the COVID-19 pandemic may materially impact our future financial condition, liquidity or results of operations is uncertain.

On April 2, 2020, we announced that we had temporarily paused the screening and enrollment of patients in the Phase 1b part of the Phase 1 study of ATA188 for the treatment of progressive MS to ensure that the sites could focus on meeting the needs of patients with COVID-19 and to protect the safety of study participants, investigators and staff. On May 19, 2020, we announced that screening and enrollment had resumed.

Corporate Information

We were incorporated in Delaware in August 2012. Our principal executive offices are located at 611 Gateway Blvd., Suite 900, South San Francisco, California 94080, and our telephone number is (650) 278-8930. Our website address is www.atarabio.com. Information contained on or accessible through our website is not a part of this prospectus and should not be relied upon in determining whether to make an investment decision.

“Atara,” “Atara Bio,” “Atara Biotherapeutics” and the Atara logo are the property of Atara Biotherapeutics, Inc. This prospectus supplement and the accompanying prospectus contain references to our trademarks and to trademarks belonging to other entities. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

THE OFFERING

Common Stock Offered by Us	12,633,039 shares

Pre-Funded Warrants Offered by Us	We are also offering to certain investors that so choose, pre-funded warrants to purchase 2,866,961 shares of common stock. The purchase price of each pre-funded warrant equals the price per share at which shares of common stock are being sold to the public in this offering, minus $0.0001 multiplied by the number of shares subject to the warrant, and the exercise price of each pre-funded warrant equals $0.0001 per share. Each pre-funded warrant will be exercisable from the date of issuance until the seventh anniversary thereof, subject to an ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such pre-funded warrants.

Common Stock to be Outstanding Immediately After this Offering	71,572,584 shares (or 73,897,584 shares if the underwriters exercise their option to purchase additional shares in full or 74,439,545 shares if the pre-funded warrants offered hereby are exercised in full.)

Option to Purchase Additional Shares	The underwriters have a 30-day option to purchase up to an additional 2,325,000 shares of common stock. The number of shares subject to the underwriters’ option equals 15% of the total of the number of shares of common stock we are offering plus the number of shares underlying the pre-funded warrants offered by this prospectus supplement.

Use of Proceeds	We estimate the net proceeds from this offering to be approximately $164.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the proceeds from this offering to fund (i) the continued late-stage development of tab-cel®, our T-cell immunotherapy for patients with EBV+ PTLD, (ii) continued development of our other key pipeline programs, including ATA188, a T-cell immunotherapy for patients with MS, and our differentiated next-generation CAR T immunotherapy programs, including ATA2271/ATA3271 targeting mesothelin, and ATA3219, an allogeneic CAR T targeting CD19, (iii) further advancement of the Atara platform and (iv) working capital and other general corporate purposes.

See the section of this prospectus supplement titled “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk Factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Symbol	Our common stock is listed on The Nasdaq Global Select Market under the symbol “ATRA.” We do not intend to list the pre-funded warrants on The Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system.

The number of shares of our common stock to be outstanding after this offering is based on 58,939,545 shares of our common stock outstanding as of March 31, 2020, excludes the shares of our common stock issuable upon exercise of the pre-funded warrants offered by us in this offering and excludes as of that date:

•	2,888,526 shares of common stock issuable upon the exercise of outstanding pre-funded warrants;

•	8,096,471 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $25.47 per share;

•

2,483,425 shares of common stock available for grant under our 2014 Equity Incentive Plan, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this benefit plan;

•

1,233,317 shares of common stock reserved for issuance under our 2014 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this benefit plan;

•	4,660,305 shares of common stock issuable upon settlement of outstanding restricted stock units; and

•	272,336 shares of common stock available for grant under our 2018 Inducement Plan.

The number of shares of common stock to be outstanding immediately following this offering as shown above does not include up to (i) $25.9 million of shares of our common stock that remained available for sale at March 31, 2020 under our Sales Agreement, dated February 26, 2019, with Cowen and Company, LLC, or the 2019 Sales Agreement; and (ii) $100.0 million of shares of our common stock that remained available for sale at March 31, 2020 under our Sales Agreement, dated February 27, 2020, with Cowen and Company, LLC, or the 2020 Sales Agreement. Between March 31, 2020 and the date of this prospectus supplement, no shares were sold under either the 2019 Sales Agreement or the 2020 Sales Agreement.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of common stock from us.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described below and the risk factors incorporated by reference to our Quarterly Report on Form 10-Q for the period ended March 31, 2020, and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in any free writing prospectus that we have authorized for use in connection with this offering before acquiring any of our securities. These risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects, which may cause the trading price of our common stock to decline and you could lose all or part of your investment.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our common stock. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. We intend to use the proceeds from this offering to fund (i) the continued late-stage development of tab-cel®, our T-cell immunotherapy for patients with EBV+ PTLD, (ii) continued development of our other key pipeline programs, including ATA188, a T-cell immunotherapy for patients with MS, and our differentiated next-generation CAR T immunotherapy programs, including ATA2271/ATA3271 targeting mesothelin, and ATA3219, an allogeneic CAR T targeting CD19, (iii) further advancement of the Atara platform and (iv) working capital and other general corporate purposes.

Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the development of our product candidates.

Purchasers in this offering will experience immediate and substantial dilution in the tangible net book value of their investment.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Our net tangible book value as of March 31, 2020 was $252.8 million, or $4.29 per share. As a result, if you purchase shares of our common stock in this offering, you will incur immediate dilution of $5.49 in net tangible book value per share from the price you paid, based on the public offering price of $11.32 per share. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution.”

In addition, we have a significant number of pre-funded warrants and stock awards outstanding. To the extent that outstanding pre-funded warrants or stock options have been or may be exercised or other shares issued, or to the extent that the pre-funded warrants being offered in this offering are exercised, you may experience further dilution. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans, including pursuant to the 2019 Sales Agreement and the 2020 Sales Agreement.

We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

If additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock.

There is no public market for the pre-funded warrants being offered in this offering.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on The Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

We will not receive any additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable from the date of issuance until the seventh anniversary of the date of issuance and only by means of a cashless exercise, meaning that the holder would not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive any additional funds upon the exercise of the pre-funded warrants.

Holders of the pre-funded warrants will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire our common stock.

Until holders of the pre-funded warrants exercise their pre-funded warrants and acquire shares of our common stock, such holders will have no rights with respect to the shares of our common stock underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our common stock may not be permitted to exercise the pre-funded warrants that they hold.

A holder of the pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants and subject to such holder’s rights under the pre-funded warrants to increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from such holder to us. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so or prior to the expiration of the pre-funded warrants. In such a circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements. The forward-looking statements include, but are not limited to, statements about:

•

our expectations regarding the timing of initiating clinical studies, enrolling clinical studies and reporting results of clinical studies for our programs, including in light of the COVID-19 pandemic;

•	our ability to operate and continue operations in light of the COVID-19 pandemic;

•	the likelihood and timing of regulatory submissions or related approvals for our product candidates;

•	the timing of our initiation of a BLA submission with the FDA and our CMA with the EMA, including our ability to initiate such submission following our interim analysis;

•	the potential market opportunities for commercializing our product candidates;

•	our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use;

•	estimates of our expenses, capital requirements and need for additional financing;

•	our expectation regarding the length of time that our existing capital resources will be sufficient to enable us to fund our planned operations;

•	our ability to develop, acquire and advance product candidates into, and successfully complete, clinical studies;

•	the initiation, timing, progress and results of future preclinical studies and clinical studies and our research and development programs;

•	the scope of protection we are able to obtain and maintain for our intellectual property rights covering our product candidates;

•	our financial performance;

•	developments and projections relating to our competitors and our industry;

•	our ability to manufacture our product candidates for our clinical studies, or if approved for commercial use, sales;

•	our ability to sell or manufacture approved products at commercially reasonable values;

•	timing and costs related to qualification of our manufacturing plant; and

•	our use of proceeds from this offering.

All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement or the applicable free writing prospectus and are subject to a number of risks, uncertainties and assumptions, including those under the heading “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, and elsewhere in this prospectus supplement. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of shares of common stock and pre-funded warrants in this offering of approximately $164.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise in full their option to purchase additional shares, we estimate that the net proceeds will be approximately $189.4 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any additional proceeds from the exercise of the pre-funded warrants.

We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and investments, as follows:

•

to fund the continued late-stage development of tab-cel®, our T-cell immunotherapy for patients with EBV+ PTLD, including execution of the ongoing phase 3 clinical study, preparation for potential regulatory filings with the FDA in the United States and the EMA in the EU, and further buildout of our commercial infrastructure and supply chain in anticipation of commercial launch;

•

to fund continued development of our other key pipeline programs, including ATA188, a T-cell immunotherapy for patients with MS, and our differentiated next-generation CAR T immunotherapy programs, including ATA2271/ATA3271 targeting mesothelin, and ATA3219, an allogeneic CAR T targeting CD19;

•

to fund further advancement of the Atara platform, including the qualification of our manufacturing facility for commercial production, and Atara MatchMe™, our proprietary, web-based, off-the-shelf delivery solution; and

•	to fund working capital and other general corporate purposes.

The expected uses of the net proceeds from this offering, together with our existing cash, cash equivalents and investments, represent our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development and commercialization efforts and the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current understandings, agreements or commitments for any material acquisitions or licenses of any products, businesses or technologies.

The net proceeds from this offering, together with our existing cash, cash equivalents and investments, will enable us to expand our near-term pipeline and pre-commercial activities as well as fund our previously planned operations into 2022. However, we may not achieve the progress that we expect because the actual costs and timing of drug development, particularly clinical trials, are difficult to predict, subject to substantial risks and delays and often vary depending on the particular disease and development strategy.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing debt securities.

DILUTION

Dilution is the amount by which the price paid by the purchasers of the shares of common stock and pre-funded warrants sold in the offering exceeds the net tangible book value per share of common stock after the offering. Net tangible book value per share is determined by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

Our historical net tangible book value as of March 31, 2020 was $252.8 million, or $4.29 per share.

After giving effect to the sale of 12,633,039 shares of common stock and pre-funded warrants to purchase up to 2,866,961 shares of common stock in this offering at the public offering price of $11.3200 per share of common stock and $11.3199 per pre-funded warrant share (which equals the price per share at which shares of common stock are being sold to the public in this offering, minus the $0.0001 per share exercise price of each such pre-funded warrant share) and excluding shares of common stock issued upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2020 would have been $417.5 million, or $5.83 per share. This represents an immediate increase in as adjusted net tangible book value of $1.54 per share to our existing stockholders and immediate dilution of $5.49 per share to new investors purchasing common stock and pre-funded warrants in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Public offering price per share		$11.32
Historical net tangible book value per share as of March 31, 2020	$4.29
Increase per share attributable to new investors	1.54

As adjusted net tangible book value per share after giving effect to this offering		5.83

Dilution in adjusted net tangible book value per share to new investors		$5.49

If holders of the pre-funded warrants exercise in full the pre-funded warrants, the as adjusted net tangible book value per share after giving effect to this offering would be $5.61 per share, representing an immediate increase to existing stockholders of $1.32 per share, and immediate dilution to new investors in this offering of $5.71 per share.

If the underwriters exercise in full their option to purchase additional shares of our common stock at the public offering price of $11.3200 per share, the as adjusted net tangible book value per share after giving effect to this offering would be $5.98 per share, representing an immediate increase in as adjusted net tangible book value to existing stockholders of $1.69 per share, and immediate dilution to new investors in this offering of $5.34 per share.

The above discussion and table are based on 58,939,545 shares of our common stock outstanding as of March 31, 2020, excludes the shares of our common stock issuable upon exercise of the pre-funded warrants offered by us in this offering and excludes as of that date:

•	2,888,526 shares of common stock issuable upon the exercise of outstanding pre-funded warrants;

•	8,096,471 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $25.47 per share;

•

2,483,425 shares of common stock available for grant under our 2014 Equity Incentive Plan, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this benefit plan;

•

1,233,317 shares of common stock reserved for issuance under our 2014 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this benefit plan;

•	4,660,305 shares of common stock issuable upon settlement of outstanding restricted stock units; and

•	272,336 shares of common stock available for grant under our 2018 Inducement Plan.

The discussion and table above do not include up to (i) $25.9 million of shares of our common stock that remained available for sale at March 31, 2020 under the 2019 Sales Agreement and (ii) 100.0 million of shares of our common stock that remained available for sale at March 31, 2020 under the 2020 Sales Agreement. Between March 31, 2020 and the date of this prospectus supplement, no shares were sold under either the 2019 Sales Agreement or the 2020 Sales Agreement.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of common stock from us.

To the extent that existing pre-funded warrants or stock options are exercised, new options or other equity incentives are issued under our equity incentive plans, we issue additional shares of common stock in the future, or the pre-funded warrants being offered in this offering are exercised, there will be further dilution to investors participating in this offering.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the purchasers. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC.

Term

The pre-funded warrants will expire on the seventh anniversary of the date of issuance.

Exercisability

The pre-funded warrants are exercisable at any time between their original issuance and their expiration. The pre-funded warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice solely by means of a cashless exercise, in which the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of our common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the last closing trading price of our common stock on the exercise date.

Exercise Limitations

We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price

The exercise price of our common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders. The exercise price of the pre-funded warrants will not be adjusted below the par value of our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to list the pre-funded warrants on The Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercised contained in the pre-funded warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each pre-funded warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises the pre-funded warrant.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO INVESTORS

The following is a summary of the material U.S. federal income tax consequences to investors of the acquisition, ownership and disposition of our common stock and pre-funded warrants issued pursuant to this offering. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax or the alternative minimum tax and does not address any estate or gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service, or the IRS, all as in effect as of the date of this prospectus supplement. These authorities may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion is limited to holders who purchase our common stock and pre-funded warrants issued pursuant to this offering and who hold such common stock and pre-funded warrants as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any other U.S. federal tax laws. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including, without limitation, certain former citizens or long-term residents of the United States, partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and the equity holders therein, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, tax-exempt organizations, government organizations, tax-qualified retirement plans, persons that own, or have owned, actually or constructively, more than 5% of our common stock, including pre-funded warrants, by vote or by value, persons subject to special tax accounting rules under Section 451(b) of the Code, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds and persons holding our common stock or pre-funded warrants as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock or pre-funded warrants, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock or pre-funded warrants, as well as the partners in such partnerships, are urged to consult their tax advisors as to particular U.S. federal income tax consequences to them of purchasing, holding and disposing of our common stock and pre-funded warrants.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK AND PRE-FUNDED WARRANTS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.

Definition of U.S. Holder and Non-U.S. Holder

For purposes of this discussion, a U.S. holder is a holder who, for U.S. federal income tax purposes, is a beneficial owner of our common stock or pre-funded warrants (other than an entity or an arrangement treated as a partnership and the equity holders therein) that is any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a non-U.S. holder is a beneficial owner of our common stock or pre-funded warrants that is not a U.S. Holder or a partnership (including any entity or arrangement treated as a partnership and the equity holders therein) for U.S. federal income tax purposes.

Tax Treatment of the Pre-Funded Warrants

We believe that our pre-funded warrants should be treated as our common stock for U.S. federal income tax purposes. However, our position is not binding on the IRS, and the IRS may treat our pre-funded warrants as warrants to acquire our common stock. If so, the amount and character of a U.S. holder’s gain with respect to an investment in our pre-funded warrants could change. Accordingly, U.S. holders should consult their tax advisors regarding the U.S. federal tax consequences of an investment in our pre-funded warrants. The following discussion assumes our pre-funded warrants are treated as our common stock.

Tax Consequences to U.S. Holders

Distributions on our Common Stock or Pre-Funded Warrants

We do not currently expect to make distributions on our common stock or pre-funded warrants. If we make cash or other property distributions on our common stock or pre-funded warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in a U.S. holder’s income as ordinary income when received. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in our common stock or pre-funded warrants and thereafter as capital gain from the sale or exchange of such common stock or pre-funded warrants. The tax treatment of such gain is further described under “—Sale or Other Disposition of our Common Stock or Pre-Funded Warrants” below. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

Sale or Other Disposition of our Common Stock or Pre-Funded Warrants

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of our common stock or pre-funded warrants will generally be capital gain or loss, and will be long-term capital gain or loss to a U.S. holder that has held the common stock or pre-funded warrants for more than one year. The amount of the gain or loss will equal the difference between such U.S. holder’s tax basis in the common stock or pre-funded warrants disposed of and the amount realized on the disposition. Long-term capital gains recognized by certain non-corporate U.S. holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Exercise of Pre-Funded Warrants

A U.S. holder will not be required to recognize income, gain or loss upon the exercise of our pre-funded warrants. A U.S. holder’s tax basis in a share of our common stock received upon exercise will be equal to the sum of (i) such U.S. holder’s tax basis in the pre-funded warrant and (ii) the exercise price of the pre-funded warrant. A U.S. holder’s holding period in the share of our common stock received upon exercise will include the holding period in the pre-funded warrants exchanged therefor.

Lapse of Pre-Funded Warrants

If a U.S. holder allows a pre-funded warrant to expire unexercised, such U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in pre-funded warrant. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends and gross proceeds on the sale or other disposition of our common stock and pre-funded warrants, unless the U.S. holder is an exempt recipient, such as certain corporations. Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against such U.S. holder’s U.S. federal income tax liability, if any.

Tax Consequences to Non-U.S. Holders

Distributions on our Common Stock or Pre-Funded Warrants

We do not currently expect to make distributions on our common stock or pre-funded warrants. If we make cash or other property distributions on our common stock or pre-funded warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our common stock or pre-funded warrants, but not below zero, and thereafter as capital gain from the sale or exchange of such common stock or pre-funded warrants (which will be treated as described under “—Sale or Other Disposition of our Common Stock or Pre-Funded Warrants” below).

Subject to the discussion below regarding effectively connected income, backup withholding and FATCA, dividends paid to a non-U.S. holder of our common stock or pre-funded warrants generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. If the non-U.S. holder holds shares of our stock or pre-funded warrants through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Non-U.S. holders that do not timely provide the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common stock or pre-funded warrants in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock or pre-funded warrants are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment or fixed base in the United States if required by an applicable tax treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on our common stock or pre-funded warrants that are effectively connected with a non-U.S. holder’s U.S. trade or business (and if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Sale or Other Disposition of our Common Stock or Pre-Funded Warrants

Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock or pre-funded warrants, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•

our common stock or pre-funded warrants constitute a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock or pre-funded warrants, and our common stock is not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.

The determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes. However, there can be no assurance that we will not become a USRPHC in the future.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Gain that is described in the third bullet point above will be subject to U.S. federal income tax generally in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business and may be subject to withholding at a rate of 15% (subject to the provisions of an applicable income tax treaty), except that the branch profits tax generally will not apply.

Exercise of Pre-Funded Warrants

A non-U.S. holder will not be required to recognize income, gain or loss upon the exercise of our pre-funded warrants. A non-U.S. holder’s tax basis in a share of our common stock received upon exercise will be equal to the sum of (i) non-U.S. holder’s tax basis in the pre-funded warrant and (ii) the exercise price of the pre-funded warrant. A non-U.S. holder’s holding period in the share of our common stock received upon exercise will include non-U.S. holder’s holding period in the pre-funded warrants exchanged therefor.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of dividends on our common stock or pre-funded warrants paid to such holder and the amount of any tax withheld with respect to those dividends. These information reporting requirements apply even if no withholding was required because the dividends were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our common stock or pre-funded warrants, provided the non-U.S. holder furnishes the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Proceeds from the sale or other disposition of common stock or pre-funded warrants by a non-U.S. holder effected by or through a U.S. office of a broker will generally be subject to information reporting and backup withholding unless the non-U.S. holder certifies to the withholding agent under penalties of perjury as to, among other things, its name, address, and status as a non-U.S. holder (which certification may generally be made on an applicable IRS Form W-8) or otherwise establishes an exemption. Payment of disposition proceeds effected outside the United States by or through a non-U.S. office of a non-U.S. broker generally will not be subject to information reporting or backup withholding if the payment is not received in the United States. Information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

Sections 1471 through 1474 of the Code (commonly referred to as FATCA) impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying the direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.

The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our common stock or pre-funded warrants. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and pre-funded warrants.

UNDERWRITING

Citigroup Global Markets Inc., Cowen and Company, LLC and Evercore Group L.L.C. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of common stock and pre-funded warrant shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares	Number of Pre-Funded Warrant Shares
Citigroup Global Markets Inc.	4,421,564	1,003,436
Cowen and Company, LLC	3,221,425	731,075
Evercore Group L.L.C.	2,905,599	659,401
Mizuho Securities USA LLC	1,263,304	286,696
Canaccord Genuity LLC	821,147	186,353

Total	12,633,039	2,866,961

The underwriting agreement provides that the obligations of the underwriters to purchase the shares and pre-funded warrants included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares and pre-funded warrants (other than those covered by the underwriters’ option to purchase additional shares described below) if they purchase any of the shares or pre-funded warrants.

Shares and pre-funded warrants sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares and pre-funded warrants sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.40752 per share or pre-funded warrant share. If all the shares or pre-funded warrants are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the shares and pre-funded warrants by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 2,325,000 additional shares at the public offering price less the underwriting discount. The number of shares subject to the underwriters’ option equals 15% of the total of the number of shares we are offering plus the number of shares underlying the pre-funded warrants offered by this prospectus supplement. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We have agreed that, subject to certain exceptions, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission, or the SEC, a registration statement under the Securities Act of 1933, as amended, or the Securities Act, relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of Citigroup Global Markets Inc., Cowen and Company, LLC and Evercore Group L.L.C., for a period of 60 days after the date of this prospectus supplement, other than the shares of our common stock and pre-funded warrants to be sold hereunder, the delivery of shares of our common stock pursuant to the exercise of the pre-funded warrants and any shares of our common stock issued upon the exercise of outstanding options or warrants or the conversion of a security, any shares of our common stock or securities convertible into or exercisable for any shares of our common stock issued under our existing stock plans, any filing of a registration statement on Form S-8 with respect to the registration of securities to be offered under an employee benefit or equity incentive plans, or any shares of our common stock or securities convertible into or exercisable for any shares of our common stock issued in connection with transactions that include a commercial relationship or any acquisition by us of another person or entity, or pursuant to any employee benefit plan assumed by us in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, subject to certain exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of Citigroup Global Markets Inc., Cowen and Company, LLC and Evercore Group L.L.C., (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers, in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. The lock-up does not apply to shares that may be sold during such period by our executive officers and directors pursuant to Rule 10b5-1 trading plans in place as of the date of this prospectus supplement.

Citigroup Global Markets Inc., Cowen and Company, LLC and Evercore Group L.L.C. on behalf of the underwriters, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

The shares are listed on The Nasdaq Global Select Market under the symbol “ATRA.” The pre-funded warrants will not be listed on The Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Paid by Atara Biotherapeutics, Inc.
	No Exercise	Full Exercise
Per share	$0.6792	$0.6792
Per pre-funded warrant share	$0.6792	$0.6792
Total	$10,527,600	$12,106,740

We estimate that our portion of the total expenses of this offering, excluding the underwriting discounts and commissions, will be $300,000.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

•	Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares in the open market or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on The Nasdaq Global Select Market, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In addition, in connection with this offering, some of the underwriters (and selling group members) may engage in passive market making transactions in the shares on The Nasdaq Global Select Market, prior to the pricing and completion of the offering. Passive market making consists of displaying bids on The Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than those independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the shares during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of the shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. If the underwriters commence passive market making transactions, they may discontinue them at any time.

Conflicts of Interest

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Cowen and Company, LLC is acting as our agent in connection with our at-the-market equity offering programs.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any securities at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document, as defined in the Corporations Act 2001 (“Cth”) of Australia, or the Corporations Act, in relation to our shares and pre-funded warrants has been or will be lodged with the Australian Securities & Investments Commission ( the “ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with us under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of our shares or pre-funded warrants for resale in Australia within 12 months of that security being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Hong Kong

The shares and pre-funded warrants may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares or pre-funded warrants may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares and pre-funded warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares and pre-funded warrants offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares and pre-funded warrants have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Canada

The common stock and pre-funded warrants may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock or pre-funded warrants must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares and pre-funded warrants may not be circulated or distributed, nor may the shares and pre-funded warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares and pre-funded warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of our common stock and pre-funded warrants under the Israeli Securities Law, 5728 – 1968, or the Israeli

Securities Law, which requires a prospectus to be published and authorized by the Israel Securities Authority if it complies with certain provisions of Section 15 of the Israeli Securities Law, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock or pre-funded warrants to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law. In particular, we may request, as a condition to be offered shares of our common stock and pre-funded warrants, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law and the regulations promulgated thereunder in connection with the offer to be issued shares of our common stock and pre-funded warrants; (iv) that the shares of our common stock and pre-funded warrants that it will be issued are subject to exemptions available under the Israeli Securities Law (a) for its own account, (b) for investment purposes only and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

Cooley LLP is serving as our counsel in this offering. Davis Polk & Wardwell LLP of Menlo Park, California is representing the underwriters in this offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC website referenced above also contains reports, proxy statements, and other information about issuers, like us, that file electronically with the SEC.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website, which is located at investor.atarabio.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement or the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the prospectus supplement (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K) and before the sale of all the securities covered by this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 27, 2020;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2020 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 6, 2020;

•	our Current Reports on Form 8-K filed with the SEC on April 30, 2020 and May 12, 2020; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 16, 2014, including any amendments or reports filed for the purposes of updating this description.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement or the underlying prospectus is delivered, without charge upon the written or oral request, a copy of any or all of the documents that are incorporated by reference in this prospectus supplement but not delivered with the prospectus, including exhibits that are specifically incorporated by reference in such documents. Requests for such copies should be directed to us at the following address:

Atara Biotherapeutics, Inc.

Attn: Investor Relations

611 Gateway Boulevard, Suite 900

South San Francisco, California 94080

Telephone: (650) 278-8930

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus.

Prospectus

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “ATRA.” On February 26, 2018, the last reported sale price of our common stock was $43.10 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

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The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, as used in this prospectus, the terms “Atara,” “Atara Biotherapeutics,” “Company,” “we,” “us” and “our” refer to Atara Biotherapeutics, Inc. and, where appropriate, its subsidiaries on a consolidated basis.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Atara Biotherapeutics, Inc.

Atara Biotherapeutics is a leading T-cell immunotherapy company developing novel treatments for patients with cancer, autoimmune and viral diseases. The Company’s off-the-shelf, or allogeneic, T-cells are bioengineered from donors with healthy immune function and allow for rapid delivery from inventory to patients without a requirement for pretreatment. Atara’s T-cell immunotherapies are designed to precisely recognize and eliminate cancerous or diseased cells without affecting normal, healthy cells. Atara’s most advanced T-cell immunotherapy in development, tabelecleucel (formerly known as ATA129), is being developed for the treatment of patients with rituximab-refractory Epstein-Barr virus, or EBV, associated post-transplant lymphoproliferative disorder, or EBV+ PTLD, as well as other EBV associated hematologic and solid tumors, including nasopharyngeal carcinoma, or NPC. Off-the-shelf ATA188 and autologous, or patient derived, ATA190, the Company’s T-cell immunotherapies using a complementary targeted antigen recognition technology, target specific EBV antigens believed to be important for the potential treatment of multiple sclerosis, or MS. Atara’s clinical pipeline also includes ATA520 targeting Wilms Tumor 1, or WT1, and ATA230 directed against cytomegalovirus, or CMV.

We were incorporated in Delaware in August 2012. Our principal executive offices are located at 611 Gateway Blvd., Suite 900, South San Francisco, California 94080, and our telephone number is (650) 278-8930. Our website address is www.atarabio.com. Information contained on or accessible through our website is not a part of this prospectus and should not be relied upon in determining whether to make an investment decision.

Description of Securities

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment or other options, if any; and

•	the net proceeds to us, if any.

Common Stock. We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to the preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. In this prospectus, we have summarized certain general features of the common stock under the heading “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock — Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible or exchangeable debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange prices.

The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including research and development expenses and capital expenditures. See “Use of Proceeds” in this prospectus.

Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ATRA.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Select Market or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our expectations regarding the timing of initiating clinical trials, enrolling clinical trials and reporting results of clinical trials for our T-cell programs;

•	the likelihood and timing of regulatory submissions or related approvals for our product candidates;

•	the potential market opportunities for commercializing our product candidates;

•	our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use;

•	estimates of our expenses, capital requirements and need for additional financing;

•	our expectation that our existing capital resources will be sufficient to enable us to fund our planned operations into the first half of 2020;

•	our ability to develop, acquire and advance product candidates into, and successfully complete, clinical trials;

•	the initiation, timing, progress and results of future preclinical studies and clinical trials and our research and development programs;

•	the scope of protection we are able to obtain and maintain for our intellectual property rights covering our product candidates;

•	our financial performance;

•	developments and projections relating to our competitors and our industry;

•	our ability to manufacture our product candidates for our clinical trials, including our Phase 3 trials;

•	our ability to sell or manufacture approved products at commercially reasonable values;

•	timing and costs related to building our manufacturing plant; and

•	our intended use of the net proceeds from offerings of our securities under this prospectus.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” “will” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, the applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including research and development expenses and capital expenditures.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth, for each of the periods presented, our deficiency of earnings to cover fixed charges. Our net losses were insufficient to cover fixed charges for each of the periods presented. Because of these deficiencies, the ratio information is not applicable for those periods. The extent to which earnings were insufficient to cover fixed charges for those periods is shown below. Amounts shown are in thousands, except for ratios.

	Year Ended December 31,
	2013	2014	2015	2016	2017
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges(2)	$(8,603)	$(28,031)	$(57,230)	$(79,039)	$(119,505)

(1)	In each of the period presented, earnings were not sufficient to cover fixed charges.
(2)

For purposes of these calculations, “earnings” consist of loss before income taxes and fixed charges. “Fixed charges” consist of the component of rental expense believed by management to be representative of the interest factor for those amounts.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of 500,000,000 shares of common stock, $0.0001 par value, and 20,000,000 shares of preferred stock, $0.0001 par value. A description of material terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to the preferences of any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and nonassessable.

Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with financings, possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of our company, may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock, and may reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•

whether the preferred stock will be exchangeable for debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Antitakeover Effects of Provisions of Charter Documents and Delaware Law

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. A special meeting of stockholders may be called by holders of a majority of our common stock and common stock, voting together as a single class, or by the majority of our whole board of directors, or our chief executive officer.

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Stockholders have no cumulative voting rights, and the stockholders representing a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Our amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, will be required to amend certain provisions of our certificate of incorporation, including provisions relating to the size of the board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, will be required to amend or repeal our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.

The foregoing provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

Listing on The Nasdaq Global Select Market

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ATRA”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Select Market or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under the heading “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under the heading “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material or special U.S. federal income tax considerations, if any, of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the internal laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	the performance of third-party service providers;

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

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we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the common stock on The Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, San Francisco, California.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36548):

•	our annual report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 27, 2018;

•	our current reports on Form 8-K filed with the SEC on January 4, 2018, February 8, 2018 and February 21, 2018; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 16, 2014, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Atara Biotherapeutics, Inc.

Attn: Investor Relations

611 Gateway Boulevard, Suite 900

South San Francisco, California 94080

Telephone: (650) 278-8930

12,633,039 Shares of Common Stock

Pre-Funded Warrants to Purchase 2,866,961 Shares of Common Stock

PROSPECTUS  SUPPLEMENT

May 26, 2020

Citigroup	Cowen	Evercore ISI

Mizuho Securities		Canaccord Genuity